Exhibit 99.1

Stericycle Announces Closing of Sale of $600.0 Million 5.375% Senior Notes Due 2024

LAKE FOREST, IL., June 14, 2019 (GLOBE NEWSWIRE) — Stericycle, Inc. (Nasdaq: SRCL) (“Stericycle”) announced today that it has closed its previously announced sale of $600.0 million aggregate principal amount of 5.375% senior notes due July 2024 (the “Notes”).

Stericycle used the net proceeds from this offering of Notes, along with additional borrowings under Stericycle’s amended senior credit facility, to refinance Stericycle’s outstanding private placement notes.

The Notes and related guarantees have been offered and sold to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes and related guarantees have not been registered for sale under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Stericycle, Inc.

Stericycle, Inc. is a U.S. based business-to-business services company and leading provider of compliance-based solutions that protect people and brands, promote health and safeguard the environment. Stericycle serves more than one million customers in all 50 U.S. states and 21 countries worldwide with solutions for regulated waste management, secure information destruction, compliance and customer contact.

Cautionary Language

This press release contains forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic and market conditions). When we use words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions, we are making forward-looking statements. Actual results could differ significantly from the results described here. Factors that could cause such differences include our private offering of the Notes and our use of the proceeds from such offering, changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the level of government enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, decreases in the volume of regulated wastes or personal and confidential information collected from customers, the ability to implement our enterprise resource planning system or execute on Business Transformation initiatives and achieve the anticipated benefits and cost savings, charges related to the portfolio rationalization strategy or the failure of this strategy to achieve the desired results, failure to consummate strategic alternative transactions with respect to our Communication and Related Services business (“CRS”) or other non-core businesses, potential charges related to a strategic alternative transactions with respect to CRS, or the failure of any such transactions to achieve desired results, the obligations to service substantial indebtedness and comply with the covenants and restrictions contained in private placement notes and credit agreements, a downgrade in our credit rating resulting in an increase in interest expense, political, economic, inflationary, currency and other risks related to our foreign operations, the outcome of pending or future litigation or investigations including with respect to the Foreign Corrupt Practices Act, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, changes in the demand and price for recycled paper, failure to maintain an effective system of internal control over financial reporting, delays in implementing remediation efforts with respect to existing material weaknesses, identification of additional material weaknesses, failure of current remediation efforts to address existing material weaknesses, disruptions in or attacks on information technology systems, as well as other factors described in filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent Quarterly Reports on Forms 10-Q. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. To the extent permitted under applicable law, we make no commitment to disclose any subsequent revisions to forward-looking statements.

FOR FURTHER INFORMATION CONTACT: Stericycle Investor Relations at 847-607-2012